EXHIBIT 23


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the use of our report dated April 17, 1998 (except Note 6, as to which the date is June 1, 1998) with respect to the financial statements of Lexington Services Associates, Ltd. included in this Form 8-K of Travel Services International, Inc. dated June 17, 1998.


                                                    /S/ ERNST & YOUNG LLP


Dallas, Texas
June 17, 1998